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                                  EXHIBIT 21.1

                              PATRON SYSTEMS, INC.

                         SUBSIDIARIES OF THE REGISTRANT


                         Jurisdiction of
        Name               Organization          Parent        Line of Business
        ----               ------------          ------        ----------------

TWC Acquisition, Inc.        Maryland       Patron Systems,       Merger Sub
                                                  Inc.

ESC Acquisition, Inc.       California      Patron Systems,       Merger Sub
                                                  Inc.